SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                JANUARY 26, 2004

                             ----------------------


                               PLIANT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          UTAH                           333-40067               87-0496065
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
         OF INCORPORATION)                                   IDENTIFICATION NO.)

                         1475 WOODFIELD ROAD, SUITE 700
                              SCHAUMBURG, IL 60173
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                                 (847) 969-3300
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      N.A.
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


ITEM 5. OTHER EVENTS.

     On January 26, 2004, we announced our intention to offer our Senior Secured Discount Notes due 2009, which are anticipated to generate aggregate gross proceeds of approximately $225 million. The offering of the notes will not be registered under the Securities Act of 1933, as amended, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act. The net proceeds from the offering of the notes, together with borrowings under a new revolving credit facility described in this Item and Item 9 below, will be used to pay off our outstanding indebtedness under our existing senior credit facilities. Upon closing of the offering of the notes and payment of the outstanding indebtedness under our existing credit facilities, we will terminate our existing term loan facilities and existing revolving credit facility and enter into a new five-year asset-based revolving credit facility in the amount of up to $100 million. The offering of the notes is conditioned upon consummation of our new revolving credit facility. These events are the subject of a press release issued by the Company on January 26, 2004, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits

EXHIBIT NO.       DESCRIPTION
-----------       -----------

99.1              Press Release dated January 26, 2004.


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ITEM 9. REGULATION FD DISCLOSURE.

     In connection with the offering of the notes described in Item 5 of this report, we anticipate disclosing to prospective purchasers of the notes the information set forth below, which is furnished herein for informational purposes and should not be deemed filed under the Securities Exchange Act of 1934, as amended.

RECENT DEVELOPMENTS

RECENT OPERATING RESULTS

     Although complete financial statements for the three-month period ended December 31, 2003 are not yet available, the following summarizes certain preliminary unaudited consolidated financial data for the period. These data may be revised as a result of management's further review of the quarterly results and as a result of the audit of our financial statements for the year ended December 31, 2003 by our independent auditors.

     ESTIMATED Q4 2003 PERFORMANCE. Net sales for the three-month period ended December 31, 2003 were approximately $225.8 million, which represents a 2.5% increase over the net sales of $220.4 million for the same period in 2002. This increase was primarily related to an increase in average selling prices due to increases in raw material costs. This increase was partially offset by a reduction in volume demand at our Mexican and certain other operations.

     We estimate that EBITDA for the three-month period ended December 31, 2003 was approximately $16.2 million. The earnings on which this estimate is based do not reflect any restructuring and other costs, or other non-cash charges or unusual items, such as charges relating to pending litigation, many of which have not yet been determined, and, accordingly, is comparable to Adjusted EBITDA of $26.8 million for the same period of 2002. This $10.6 million reduction was primarily due to four reasons. First, EBITDA from our Mexican operations decreased approximately $4.0 million due to a decrease in sales volumes of personal care films. Second, EBITDA from the Pliant Solutions segment decreased approximately $2.8 million primarily due to reduced sales volumes, the impact of higher raw material prices and start-up problems for internally sourced material. Third, sales volumes of our core businesses decreased due to weak customer demand, specifically from our converter customers, resulting in a decrease in EBITDA of approximately $2.0 million. Fourth, margins of our core businesses were negatively impacted due to higher raw material costs resulting in a decrease in EBITDA of approximately $1.8 million.

     ESTIMATED 2003 PERFORMANCE. We estimate that, for the year ending December 31, 2003, our net sales will be approximately $931.6 million and our Adjusted EBITDA will be approximately $100.1 million. For the year ended December 31, 2002, our net sales were $879.2 million and our Adjusted EBITDA was $121.6 million.

     We are still evaluating possible non-cash charges in the fourth quarter of 2003 related to writedowns of goodwill, fixed assets and inventory. We believe it is likely that some such charges will be recorded, but the amount and nature of such charges has not been determined. In addition, we may record charges in connection with pending litigation. The foregoing estimates do not reflect any such writedowns or litigation charges.

     The above amounts are based upon many estimates which will be subject to adjustment in connection with the audit of our year-end results. The inclusion of these estimates should not be regarded as an indication that we consider these estimates to be a reliable prediction of actual results. Actual results may differ materially from those expressed or implied. We do not intend to update or otherwise revise these estimates to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying these estimates are shown to be in error.

SENIOR MANAGEMENT CHANGES

     In October 2003, Harold C. Bevis was appointed as our President and Chief Executive Officer and was elected to our Board of Directors. Edward A. Lapekas, who had served as our interim Chief Executive Officer since the August 24, 2003 termination of Jack E. Knott II, was named the Non-Executive Chairman of our Board of Directors. We entered into a consulting agreement with Mr. Lapekas and a separation agreement with Mr. Knott in 2003. In November 2003, R. David Corey was named our Executive Vice President for Global Operations. On August 29, 2003, Elise H. Scroggs resigned as an Executive Vice President and we entered into a separation agreement with Ms. Scroggs.

NEW REVOLVING CREDIT FACILITY

     Our existing credit facilities consist of term loans with an aggregate principal balance of approximately $219.6 million and a revolving loan facility in the maximum principal amount of $100 million, $7.9 million of which is currently outstanding (excluding $6.7 million of letters of credit outstanding). We would not have been in compliance with the financial covenants in our existing credit facilities as of December 31, 2003, and in December 2003, we obtained a temporary waiver of all financial covenants from the lenders under our existing credit facilities which expires February 26, 2004. We will use all of the net proceeds from the sale of the notes, together with initial borrowings under our new revolving credit facility, to pay off the principal balance remaining under our existing credit facilities. Upon the closing of the offering of the notes, we will terminate our existing term loan facilities and existing revolving credit facility and enter into a new five-year asset-based revolving credit facility in the amount of up to $100 million. The offering of the notes is conditioned upon the consummation of our new revolving credit facility.

LEGAL PROCEEDINGS

     On November 19, 2001, S.C. Johnson & Son, Inc. and S.C. Johnson Home Storage, Inc. (collectively, "S.C. Johnson") filed a complaint against us in the U.S. District Court for the District of Michigan, Northern Division (Case No. 01-CV-10343-BC). The complaint alleges misappropriation of proprietary trade secret information relating to certain componentry used in the manufacture of reclosable "slider" bags. We counterclaimed alleging that S.C. Johnson misappropriated certain of our trade secrets relating to the extrusion of flange zipper and unitizing robotics. Both the S.C. Johnson complaint and our counterclaim seek damages and injunctive and declaratory relief. The S.C. Johnson complaint and our counterclaim have been voluntarily submitted to non-binding mediation for the purpose of potential settlement. The mediation is scheduled for February 20, 2004. We are unable to predict whether the case can be settled as a result of the mediation. Any amount we may agree to pay as a result of the mediation and any settlement, if any, we may agree to may be significant, but is not anticipated to have a material adverse effect on our financial condition or results of operations. If the case cannot be settled on a basis acceptable to us, we intend to continue resisting S.C. Johnson's claims and to pursue our counterclaim vigorously.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. But, management's expectations, beliefs and projections may not be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this report. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this report are described in our annual report on Form 10-K for the year ended December 31, 2002 and our registration statement on Form S-4 (File No. 333-86532), as amended. Such risks, uncertainties and other important factors include, among others:

          o    general  economic  and  business   conditions,   particularly  an
               economic downturn;

          o continuing losses and charges against earnings resulting from restructurings or the impairment of assets;

          o    industry trends;

          o    risks of high leverage and any increases in our leverage;

          o    interest rate increases;

          o    changes in our ownership structure;

          o    raw material costs and availability, particularly resin;

          o    competition;

          o    the loss of any of our major customers;

          o    changes in demand for our products;

          o    new technologies

          o changes in distribution channels or competitive conditions in the markets or countries where we operate;

          o    costs   and/or    complications   of   integrating   any   future
               acquisitions;

          o    loss of our intellectual property rights;

          o foreign currency fluctuations and devaluations and political instability in our foreign markets;

          o    changes in our business strategy or development plans;

          o    availability, terms and deployment of capital;

          o    labor relations and work stoppages;

          o    availability of qualified personnel; and

          o increases in the cost of compliance with laws and regulations, including environmental laws and regulations

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this report and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligations to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PLIANT CORPORATION

Dated: January 29, 2004            BY:  /S/ BRIAN E. JOHNSON
                                   --------------------------------------------
                                   Brian E. Johnson
                                   EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL
                                        OFFICER



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                                  EXHIBIT INDEX

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------

99.1               Press Release dated January 26, 2004.